EXHIBIT 99.7

                                      PROXY

                                  TOROTEL, INC.
                                  -------------

                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Torotel, Inc., a Missouri corporation (the "CORPORATION"), hereby constitutes and appoints Peter B. Caloyeras and Basil P. Caloyeras, and each of them acting individually, as attorney-in-fact and proxy for the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Annual Meeting of Shareholders of the Corporation to be held at the Corporation's offices at Olathe, Kansas, on Monday, September 19, 2005, at 4:30 p.m., and any adjournment or postponement thereof, to vote all shares of the Corporation held in the name of the undersigned which the undersigned would be entitled to vote if personally present for the purpose of: (1) electing H. James Serrone as director of the Corporation to hold office for a term of three years and until his successor has been selected and qualified; and (2) to act on any other matter which may properly come before the meeting.

This proxy is coupled with an interest and is irrevocable prior to the holding of the meeting referred to above, or any adjournment or postponement thereof.

Date:  September 15, 2005      Signature: /s/ Clyde R. Beaver
                                         ---------------------------------------
                               Print Name:  Clyde R.Beaver


                               Signature: /s/ Darlene M. Beaver
                                         ---------------------------------------
                               Print Name:  Darlene M. Beaver

                               Number of Shares:  4,000

NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations and other entities please sign with full corporate name by a duly authorized officer and, if applicable, affix corporate seal.